SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                           Amendment No. 1

                         Filed by the Registrant /x/

                  Filed by a Party other than the Registrant [ ]


     Check the appropriate box:
 [ ] Preliminary Proxy Statement
 [ ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2)
 /x/ Definitive Proxy Statement
 [ ] Definitive Additional Materials
 [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                      ACCESS PHARMACEUTICALS, INC.
                     -----------------------------
              (Name of Registrant as Specified In Its Charter)


   -----------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/ No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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[ ] Check box if any part of the fee is offset as provided by Exchange Act
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    number, or the form or schedule and the date of its filing.
1) Amount Previously Paid:
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4) Date Filed:

                       ACCESS PHARMACEUTICALS, INC.
                     2600 Stemmons Freeway, Suite 176
                           Dallas, Texas 75207




                                                        May 6, 1998


To Our Stockholders:


You are cordially invited to attend the Annual Meeting of Stockholders of Access Pharmaceuticals, Inc. (the "Company" or "Access") to be held on June 12, 1998 at 10:00 a.m. local time, at the Westchester Marriott, 670 White Plains Road, Tarrytown, New York 10591, (914) 631-2200 (the "Meeting").


The Notice of Annual Meeting and the Proxy Statement that follow describe the business to be considered and acted upon by the stockholders at the Meeting. The Board of Directors unanimously recommends that Access' stockholders approve the proposals. Please carefully review the information contained in the Proxy Statement.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS VERY IMPORTANT THAT YOU MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE. IF YOU ATTEND THE MEETING,YOU MAY REVOKE
THE PROXY AT THAT TIME BY REQUESTING THE RIGHT TO VOTE IN PERSON.

                                           Sincerely,

                                           /s/ Herbert H. McDade, Jr.
                                           ----------------------------
                                           Herbert H. McDade, Jr.
                                           Chairman of the Board of Directors

                       ACCESS PHARMACEUTICALS, INC.
                     2600 Stemmons Freeway, Suite 176
                          Dallas, Texas 75207

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       to be held on June 12, 1998


PLEASE TAKE NOTICE that the Annual Meeting of Stockholders (the "Meeting") of Access Pharmaceuticals, Inc. (the "Company" or "Access") will be held at the Westchester Marriott, 670 White Plains Road, Tarrytown, New York 10591,
(914) 631-2200, on June 12, 1998, at 10:00 a.m. local time. The meeting will convene at 10:00 a.m. for the following purposes:


1.  To elect three Class 3 Directors, to hold office for a term of three years.

2. To consider and vote upon a proposal to amend the Company's 1995 Stock Option Plan.

3. To consider and act upon a proposal to ratify the appointment of KPMG Peat Marwick LLP as independent accountants for the Company for the fiscal year ending December 31, 1998.

4. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Stockholders of record at the close of business on April 30, 1998, the record date for the Meeting, are entitled to receive notice of, and to vote at the Meeting and any adjournment or postponement thereof. The Company's Annual Report for the fiscal year ended December 31, 1997 accompanies the Proxy Statement.

Information relating to the proposals is set forth in the accompanying Proxy Statement dated May 6, 1998. Please carefully review the information contained in the Proxy Statement, which is incorporated into this Notice.

                                          By Order of the Board of Directors,

                                          /s/ Herbert H. McDade, Jr.
                                          --------------------------
                                          Herbert H. McDade, Jr.
                                          Chairman of the Board of Directors


Dallas, Texas
May 6, 1998


        ----------------------------------------------------------
Stockholders are cordially invited to attend the Annual Meeting in person. YOUR VOTE IS IMPORTANT. If you do not expect to attend the Annual Meeting, or if you do plan to attend but wish to vote by proxy, please complete, date, sign and mail the enclosed proxy card in the return envelope provided addressed to Access Pharmaceuticals, Inc., c/o American Stock Transfer &
Trust Co., 40 Wall Street, 46th Floor, New York, New York 10005 ("American Stock Transfer"). Proxies will also be accepted by transmission of a telegram, cablegram or telecopy provided that such telegram, cablegram or telecopy contains sufficient information from which it can be determined that the transmission was authorized by the stockholder. American Stock Transfer & Trust Company's telecopy number is (718) 234-2287.

                         ACCESS PHARMACEUTICALS, INC.
                       2600 Stemmons Freeway, Suite 176
                            Dallas, Texas 75207
                          ---------------------
                             PROXY STATEMENT
                          ---------------------

                      ANNUAL MEETING OF STOCKHOLDERS
                       To Be Held On June 12, 1998


This Proxy Statement is furnished by Access
Pharmaceuticals, Inc., a Delaware corporation (the
"Company" or "Access"), to holders of common stock, par value $.04 per share (the "Common Stock"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company, and at any and all adjournments or postponements thereof (the "Meeting").
The Meeting will be held on Friday, June 12, 1998 at
10:00 a.m., local time, at the Westchester Marriott, 670 White Plains Road, Tarrytown, New York 10591, (914) 631-2200.
This Proxy Statement and the accompanying form of proxy is first being sent to holders of Common Stock on or about May 6, 1998.
The Company's mailing address and the location of its principal executive offices are at 2600 Stemmons Freeway, Suite 176, Dallas, Texas 75207, (214) 905-5100.


A stockholder signing and returning the enclosed proxy may revoke it at any time before it is exercised by voting in person at the Annual Meeting, by submitting another proxy bearing a later date or by giving notice in writing to the Secretary of the Company not later than the day prior to the Meeting. All proxies returned prior to the meeting will be voted in accordance with instructions contained therein.

At the close of business on April 30, 1998, the record date for the Meeting, there were outstanding and entitled to vote 41,514,582 shares of Common Stock. The
Company has no other outstanding voting securities. Each outstanding share of Common Stock is entitled to one vote. A complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting at the Company's principal executive offices, during normal business hours, at least ten business days prior to the Annual Meeting. The Bylaws of the Company require that a majority of the shares entitled to vote, present in person or by proxy, shall constitute a quorum for the conduct of business at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to the stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

Stockholders have the right to vote cumulatively for the election of Directors. This means that in the voting at the Meeting each stockholder, or his proxy, may multiply the number of his shares by three (the number of directors to be elected) and then cast the resulting total number of for a single nominee, or distribute such votes on the ballot among the three nominees as desired.
The proxies submitted to the Board of Directors in response to this solicitation may, at the discretion of the proxy holder, accumulate the votes of the shares they represent. However, the Board of Directors requires any stockholder otherwise electing to exercise his cumulative voting rights, if voting in person, to so indicate prior to the beginning of the Meeting or if voting by proxy given to someone other than those designated by the Board of Directors in this solicitation to so indicate on said proxy.

All expenses in connection with solicitation of proxies will be borne by the Company. The Company will also request brokers, dealers, banks and voting trustees, and their nominees, to forward this Proxy Statement, the accompanying form of proxy and the Annual Report for the fiscal year of the Company ended December 31, 1997 to beneficial owners and will reimburse such record holders for their expense in forwarding solicitation material.
The Company expects to solicit proxies primarily by mail, but Directors, officers and regular employees of the

Company may also solicit in person, by telephone or by telecopy.

The Board of Directors does not know of any matters which will be brought before the Meeting other than those matters specifically set forth in the Notice of Annual
Meeting. However, if any other matter properly comes before the Meeting, it is intended that the persons named in the enclosed form of proxy, or their substitutes acting thereunder, will vote on such matter in accordance with their best judgement.

This proxy statement should be read in conjunction with the Annual Report of the Company, including financial statements and management's discussion and analysis of financial condition and results of operations for the fiscal year ended December 31, 1997.


                           PROPOSAL 1

                      Election of Directors

The Company's Certificate of Incorporation and
Bylaws presently provide that the Board of Directors of the Company (the "Board of Directors" or the "Board") shall consist of three to fifteen members, shall be divided into three classes as nearly equal in number as possible, and that each Director shall serve for a term of three years and until his successor is elected and qualified or until his earlier resignation, death or removal. By resolution, the Board has set the number of its members at six. The term of office of one class of Director expires each year in rotation so that one class is elected at each annual meeting for a three-year term.
The Board presently consists of five members.

Nominees for Term Expiring at the Annual Meeting of
Stockholders in 2001 (Class 3 Directors)

Mr. Herbert H. McDade, Jr., Mr. Kerry P. Gray and
Mr. J. Michael Flinn are the members of the Class 3
Directors. Mr. McDade has served as a Director since 1988 and is currently Chairman of the Board of Directors; Mr.
Gray has served as a Director since 1996 and is currently
President and CEO; and Mr. Flinn has served as a Director since 1983. Messrs. McDade, Gray and Flinn's terms expire at the Annual Meeting. If elected at the Annual
Meeting, all three will serve for a term of three years expiring on the date of the Annual Meeting of Stockholders in 2001. The terms of the other two
Directors will continue as indicated below.

Business and Experience of Nominees for Director

Mr. Herbert H. McDade, Jr. was elected a Director of the Company in January 1988 and presently is Chairman of the Board of Directors. In February 1989, he was elected
Vice-Chairman of the Board of Directors and Chief
Executive Officer of the Company. In June 1989, he was elected Chairman of the Board of Directors and Treasurer in addition to his responsibilities as Chief Executive
Officer, and from 1990 to January 1996 he was President of the Company. Mr. McDade served in such capacities until January 25, 1996. He is also a member of the Audit
& Finance Committee of the Board of Directors. He is currently President and Chief Executive Officer of the Thoma Corporation, a closely-held health care consulting company. In addition, he also serves on the Boards of CytRx Corporation, Shaman Pharmaceuticals, Inc.,
Discovery Laboratories, Inc. and Clarion Pharmaceuticals,
Inc. From 1986 to 1987 he served as Chairman of the Board of Directors and President of Armour Pharmaceutical Co., a wholly-owned subsidiary of Rorer Group, Inc. Prior to 1986 he served for approximately 13 years in various executive positions at Revlon, Inc., including President of the International Division of the Revlon Health Care

Group from 1979 to 1986. He was also previously associated for twenty years in various executive capacities with The Upjohn Company. From January 1989 to
July 1995 he served on the Board of Access
Pharmaceuticals, Inc., a Texas corporation ("API").

Mr. Kerry P. Gray has been President and a Chief
Executive Officer and a Director of the Company since
January 25, 1996. Prior to such time, from June 1993, he served as President and Chief Executive Officer of API.
Previously, Mr. Gray served as Vice President and Chief
Financial Officer of PharmaSciences, Inc., a company he co-founded to acquire technologies in the drug delivery area. From May 1990 to August 1991, Mr. Gray was Senior
Vice President, Americas, Australia and New Zealand of
Rhone-Poulenc Rorer, Inc. Prior to the Rorer/Rhone
Poulenc merger, he had been Area Vice President Americas of Rorer International Pharmaceuticals. Previously, from
January 1986 to May 1988, he was Vice President, Finance of Rorer International Pharmaceuticals, having served in that same capacity for the Revlon Health Care Group of companies before their acquisition by Rorer Group.
Between 1975 and 1985, he held various senior financial positions in Revlon Health Care Group. Mr. Gray's experience in the pharmaceutical industry totals 23 years.

Mr. J. Michael Flinn has served as a Director of the Company since 1983. He also is a member of the Audit &
Finance, Nominating and Compensation Committees of the
Board of Directors. Since 1970 he has been an investment counselor. Currently he is a consultant to the Operations
Group of United Asset Management. Previously from 1970 to
1996 he was a principal with the investment counseling firm of Sirach Capital Management, Inc. He assisted in the management of pension, profit sharing, individual, corporate and foundation accounts totaling over $6.5 billion. He serves as a board member of Oridigm
Corporation, Lonesome Dove Petroleum and Carroll College.

The nominees have consented to serve as Directors of the Company and the Board of Directors has no reason to believe that the nominees will be unavailable. There is no family relationship among any of the Directors or nominees.

The Board recommends a vote "FOR" the proposed nominees to the Board.

UNLESS OTHERWISE INDICATED THRERON, THE ACCOMPANYING
PROXY WILL BE VOTED FOR THE NOMINEES NAMED ABOVE.
HOWEVER, THE PERSONS DESIGNATED AS PROXIES RESERVE THE
RIGHT TO CAST VOTES FOR ANOTHER PERSON DESIGNATED BY THE
BOARD OF DIRECTORS IN THE EVENT ANY NOMINEES ARE UNABLE
OR UNWILLING TO SERVE.

Information With Respect to Directors Whose Terms
Continue and Executive Officers

Director Whose Term Expires at the Annual Meeting in 1999
(Class 1 Director)

Max Link, Ph.D. has been a director of the Company since June 1996. He also is a member of the Compensation and Nominating Committees of the Board of Directors. He has held a number of executive positions with pharmaceutical and health care companies. Most recently, he served as Chief Executive Officer of Corange Limited, from May 1993 until June 1994. Prior to joining Corange,
Dr. Link served in a number of positions with Sandoz
Pharma Ltd., including Chief Executive Officer, from 1987 until April 1992, and Chairman, from April 1992 until May
1993. Dr. Link currently serves on the board of directors of eight other publicly-traded life science companies:
Alexion Pharmaceuticals, Inc., Cell Therapeutics, CytRx
Corporation, Discovery Laboratories, Inc.,

Human Genome Sciences, Inc, Procept, Inc., Protein Design Labs, Inc. and Sulges Medica, Ltd. Dr. Link received his Ph.D. in
Economics from the University of St. Gallen in 1970.

Director Whose Term Expires at the Annual Meeting in 2001
(Class 2 Director)

Stephen B. Howell, M.D. has served as a Director of the Company since November 4, 1996. Dr. Howell is a professor of medicine at the University of California, San Diego, and Director of the Clinical Investigation and
Development Therapeutics program of the UCSD Cancer
Center. Dr. Howell is a recipient of the Milken
Foundation prize for his contributions to the field of cancer chemotherapy. He also serves on the National
Research Council of the American Cancer Society and the editorial boards of several medical journals. Dr. Howell also serves on the Board of Directors of DepoTech
Corporation and Beacon Laboratories.

Executive Officers

In addition to executive officers of the Company who are also directors, set forth below is the business experience of the other executive officers of the Company.

Mr. W. Eric Bowditch has been Vice President
Business Development of the Company since June 1996. He has over 25 years experience in the pharmaceutical industry. From 1992 to 1996, he was with Ohmeda
Pharmaceutical Products Division Inc., a company focused on anesthesia and acute care pharmaceuticals, as Director
Business Development. From 1984 to 1991, Mr. Bowditch was
Worldwide Director, Strategic Marketing and Business
Development with Rhone-Poulenc Rorer. Previously, Mr.
Bowditch held a number of marketing and business development positions with Revlon Healthcare Group, Squibb and Boehringer Ingelheim in the UK.

Mr. Stephen B. Thompson has been Chief Financial
Officer of the Company since January 25, 1996. Previously from 1990 to 1996 he was Controller and Administration
Manager of API. From 1989 to 1990, he was Controller of
Robert E. Woolley, Inc. a hotel real estate company where he was responsible for accounting, finances and investor relations. Previously, from 1985 to 1989, he was Controller of OKC Limited Partnership, an oil and gas company where he was responsible for accounting, finances and SEC reporting. Between 1975 and 1985 he held various accounting and finance positions with Santa Fe
International Corporation.

Richard G. Van Inwegen, Ph.D. joined the Company in
May 1996 as Vice President Pre-Clinical and Clinical
Development. Prior to joining Access he was with Chemex from 1991 to 1995 as Vice President of Clinical Research.
Previously, Dr. Van Inwegen held positions with Roberts
Pharmaceuticals for two years as assistant director of clinical research, the Rorer Company as department manager of immunology specializing in hypersensitivity for three years, and the Revlon Health Care Group where he was involved in various areas of pharmaceutical research and development for ten years. He holds a B.A.
in biology and an M.A. in cell physiology from State
University of New York, Binghampton, and a Ph.D. from the University of Illinois in physiology.

Officers and Directors

The directors and executive officers of the Company are as follows:

           Name               Age  Position Held with ACCESS
----------------------------  ---  -------------------------
Herbert H. McDade, Jr.         71  Chairman of the Board of Directors
Kerry P. Gray                  45  President, Chief Executive
                                   Officer, Treasurer, Director
J. Michael Flinn               64  Director
Stephen. B. Howell. M.D.       53  Director
Max Link, Ph.D.                57  Director
W. Eric Bowditch               51  Vice President Business Development
Stephen B. Thompson            44  Chief Financial Officer
Richard G. Van Inwegen, Ph.D.  53  Vice President Preclinical
                                   & Clinical Development

Meetings of The Board of Directors and Committees

The Board of Directors of the Company held a total of four meetings in 1997. The Company has a Nominating
Committee comprised of J. Michael Flinn and Max Link. The
Company also has an Audit & Finance Committee comprised of Herbert H. McDade, Jr. and J. Michael Flinn. The members of the Audit & Finance committee met one time during 1997 to review auditing activities. The Board of Directors also has a Compensation Committee, presently composed of Max Link, J. Michael Flinn and Stephen B.
Howell. The Committee met twice in 1997. During the fiscal year ended December 31, 1997 each Director attended at least 75% of the aggregate of the total number of such meetings of the Board and at least 75% of the aggregate of the total number of meetings held by all committees on which the individual director served.

Compensation of Directors

Each Director who is not an employee of the Company receives a quarterly fee of $1,250, plus $1,000 for each board meeting which he attends and $500 for each committee meeting he attends as member of the Audit and Finance and/or Compensation Committees. Each Committee
Chairman also received $250 for each meeting he attends.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, Executive officers and persons who own more than ten percent of a registered class of the Company's equity securities ("10% holders"), to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, officers and 10% holders are required by SEC regulation to furnish the Company with copies of all of the Section 16(a) reports they file.

Based solely on a review of reports furnished to the Company or written representatives from the Company's
Directors and executive officers during the fiscal year ended December 31, 1997, all Section 16(a) filing requirements applicable to its Directors, officers and 10% holders were complied with.

Executive Compensation

The following table sets forth the aggregate compensation paid by the Company to the CEO and each of the most highly compensated executive officers of the Company whose aggregate salary and bonus exceeded
$100,000 for services rendered in all capacities to the Company for the years ended December 31, 1997 and 1996.
None of the current executives were executive officers of the Company in 1995.

                   Summary Compensation Table


                                                             Long-term
        Annual Compensation                                 Compensation
                                                               Awards
---------------------------------------------------         ------------
     Name and                                            Securities Underlying     All Other
Principal Position           Year     Salary     Bonus      Options/SARs (#)       Compens.
--------------------------  ------  ---------  --------  ---------------------     ---------
Kerry P. Gray                1997   $ 221,025  $      0              0             $     573 (4)
President and CEO(1)         1996     201,250         0        200,000                 2,616 (4)

W. Eric Bowditch             1997   $ 135,243  $ 11,271         30,000             $  27,671 (5)
Vice President Business      1996      69,360         0         70,000                     0
  Development(2)

Richard G. Van Inwegen, PhD  1997   $ 119,850  $  3,400              0             $       0
Vice President Clinical and  1996      78,400         0         70,000                97,073 (6)
  Preclinical Development(3)


(1) Mr. Gray, President and CEO, became an officer of the Company on January 25, 1996. Previously he held the same position at API.

(2) Mr. Bowditch, Vice President Business Development, became an officer of the Company on June 21, 1996.

(3) Dr. Van Inwegen, Vice President Clinical and Preclinical Development, became an officer of the Company on June 21, 1996.

(4) The Company paid Mr. Gray for certain expenses for life insurance in the amount of $573 for 1997 and for life insurance and long-term disability in the aggregate amount of $2,616 for 1996.

(5) The Company paid Mr. Bowditch for reimbursement of moving expenses, selling and purchasing housing costs in the aggregate of $27,671 in 1997.

(6) The Company paid Dr. Van Inwegen reimbursement of moving expenses, selling and purchasing housing costs in the aggregate of $51,773 in 1996. Dr. Van Inwegen was also paid consulting fees of $45,300 in 1996 before he was employed by the Company.

Options/SARs Grants in 1997

   The following table provides information regarding stock options granted to the named executive officers during 1997.


                INDIVIDUAL OPTION GRANTS IN LAST FISCAL YEAR

                                Percent of
                               Total Options                    Potential Realizable
                                Granted to                      Value at Assumed
                     Number of   Employees                      Annual Rates of
                     Securities     in                          Stock Appreciation
                     Underlying   Fiscal Exercise  Expiration   For Option Term (2)
       Name           Options      Year    Price      Date         5%        10%
--------------------  --------   -------- ------    --------    --------  ---------
W. Eric Bowditch (1)   30,000       23%    $.66     04/15/07     $12,452   $31,556


(1) Mr. Bowditch's options became exercisable upon the consummation of a transaction between the Company and Strakan Limited in February 1998.

(2) Potential realizable value is based on the assumption that the price per share of Common Stock appreciates at the assumed annual rate of stock appreciation for the option term. There is no assurance that the assumed 5% and 10% annual rates of appreciation (compounded annually) will actually be realized over the term of the option. The assumed 5% and 10% annual rates are set forth in accordance with the rules and regulations adopted by the Securities and Exchange Commission and do not represent the Company's estimate of stock price appreciation.

Options/SARs Exercise and Year-End Value Table

   This table includes the number of shares covered by both exercisable and non-exercisable stock options/SARs as of December 31, 1997. Also reported are the values for "in-the-money" stock options/SARs which represent the positive spread between the exercise price of any such existing stock options/SARs and the year-end price of the Company's common stock. There were no SARs granted or exercised by the officers during 1997.


        AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                           OPTION/SAR VALUES


                                                  Number of
                                                  Securities           Value of
                                                  Underlying       Unexercised In-
                                                  Unexercised         The-Money
                   Number of                    Options/SARs(#)   Options/SARs($) (1)
                Shares Acquired   Value
    Name        on Exercise (#)  Realized($)     Exercisable/      Exercisable/
                                                 Unexercisable     Unexercisable
--------------- --------------  -----------    ----------------    -------------
K.  Gray               -             -         75,000 / 200,000        $0 / $0
W. Bowditch            -             -         47,500 / 100,000        $0 / $0
R. Van Inwegen         -             -         90,577 / 125,577        $0 / $0


(1) Amounts disclosed in these columns do not reflect amounts actually received by the named executive officers but are calculated based on the difference between fair market value of the Company's Common Stock at the end of 1997, as determined by the Company's Board of Directors, less the exercise price payable for such shares, in accordance with the rules and regulations adopted by the Securities and Exchange Commission.

Certain Relationships and Related Transactions

Dr. David Ranney. Dr. David Ranney, a former director and officer of Access, beneficially owns, 9,147,608 shares of Common Stock which represents 22.0% of the outstanding shares of Common Stock. See "Security
Ownership of Certain Beneficial Owners and Management."
Dr. Ranney and Access have entered into a Stockholder's
Agreement providing for, among other matters, (1) certain rights of Dr. Ranney to be nominated or to have his nominee nominated for election to the Board of Directors of Access at any election of Access Directors; (2) so long as Dr. Ranney beneficially owns 15% or more of the issued and outstanding stock of the Company he agrees to vote all such shares for which he has voting power on any proposal presented to the stockholders of the Company in the manner recommended by a majority of the Board of Directors, as defined; and, (3) a right of first refusal of Dr. Ranney to license or purchase certain technology and intellectual property of Access under certain conditions.

In April 1994 the Company and Dr. Ranney entered into a Patent Purchase Agreement, as amended, which provides for the assignment of the rights to certain patents to Access. Under the terms of the Patent Purchase Agreement
Dr. Ranney has retained certain rights and interests in the intellectual property as provided in the

Stockholder's Agreement, including a non-exclusive right to use the inventions and technology covered by or relating to the patents for his own research, teaching or other academic related purposes, for research and development of uses or implementations of the inventions or technology improvements. Access maintains the first right to negotiate the acquisition of any new inventions or technology improvements developed by Dr. Ranney relating to the technology. Access has agreed to pay Dr.
Ranney a royalty of three quarters of one percent (0.75%) of Access gross revenues derived from products covered by the patents and to pay certain minimum payments which began in 1994, and which are subject to further modifications.

     In addition the Patent Purchase Agreement, as amended, establishes certain additional rights of Dr.
Ranney. The patent assignment will terminate in the event
Access fails to pay the amounts due to Dr. Ranney pursuant to the Agreement, files a petition in bankruptcy, fails to commercially develop the patents or creates a security interest in the patents without Dr.
Ranney's approval. Also, in the event that parts of the Access technology are not being developed after January
25, 2000, Dr. Ranney has the right of first refusal to license or acquire at fair market value development rights to such parts of the Access technology.

     Dr. Ranney has signed an Assignment of Intellectual
Property whereby all rights, title and interest in and to all subsequent inventions and confidential information will become the sole and exclusive property of Access at the earlier of the date of conception or development or until May 31, 1998 for inventions related to the Access technology.

     The Company and Dr. Ranney have also entered into a Letter Agreement dated March 5, 1998, which among other matters provides for the immediate termination of the Assignment of Intellectual Property Agreement, the payment of certain amounts to Dr. Ranney and, upon such payment, the termination not later than 60 days after the date of the Letter Agreement of the Patent Purchase
Agreement, as amended, and permanent assignment to Access of the patents covered by the Patent Purchase Agreement.

     Herbert McDade. In consideration for the termination of his employment with Access, Mr. McDade and Access entered into an agreement on October 4, 1995, pursuant to which, among other things, (i) Mr. McDade became a consultant to Access, providing consulting services to Access at least four days each month; (ii)
Mr. McDade is paid a base of $1,500 per day of consulting; and (iii) the period for exercise of all options and SARs owned by Mr. McDade was extended from three months after the termination of his employment with Access to the expiration of the option or SAR. During
1996 and 1997, Thoma Corporation, of which Mr. McDade is a principal, was paid an aggregate amount of $72,000 and $60,000, respectively in consulting fees.

Security Ownership of Certain Beneficial Owners and Management

     Based solely upon information made available to the Company, the following table sets forth certain information with respect to the beneficial ownership of Common Stock as of April 1, 1998 by (i) each person who is known by the Company to beneficially own more than five percent of Common Stock; (ii) each director of the Company; (iii) each of the executive officers; and (iv) all executive officers and directors as a group. Except as otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

                     Common Stock Beneficially Owned

          Name                     Number of Shares(1)       % of Class
--------------------------------   -------------------      ------------
Herbert H. McDade. Jr. (2)               1,025,665                 2.4%
Kerry P. Gray (3)                        1,145,790                 2.8%
J. Michael Flinn (4)                        72,833                   *
Stephen B. Howell (5)                       91,667                   *
Max Link (6)                                76,667                   *
W. Eric Bowditch (7)                        87,500                   *
Stephen B. Thompson (8)                     55,451                   *
Richard G. Van Inwegen (9)                 126,925                   *
David F. Ranney                          9,147,608                22.0%
Nicholas Madonia, Individually and
  as Trustee(10)                          6,617,729                15.5%
All Directors and Executive Officers
  as a group (consisting of 8 persons)   2,682,498                 6.3%


* Less than 1%

(1) Includes Common Stock held plus all options and warrants exercisable within 60 days after April 1, 1998. Unless otherwise indicated, the persons listed have sole voting and investment powers with respect to all such shares.

(2) Including presently exercisable options for the purchase of 30,883 shares of Common Stock pursuant to the Non-Employee Director Plans of 1987 and 1995, and 320,625 shares of Common Stock and 151,829 SARs exercisable pursuant to the 1987 Stock Option Plan.

(3) Including presently exercisable options for the purchase of 75,000 shares of Common Stock pursuant to the 1995 Stock Option Plan.

(4) Including presently exercisable options for the purchase of 63,333 shares of Common Stock pursuant to the Non-Employee Director Plans of 1987 and 1995.

(5) Including presently exercisable options for the purchase of 36,667 shares of Common Stock pursuant to the Non-Employee Director Plan of 1995 and 15,000 shares of Common Stock pursuant to the 1987 Stock Option Plan.

(6) Including presently exercisable options for the purchase of 36,667 shares of Common Stock pursuant to the Non-Employee Director Plan of 1995.

(7) Including presently exercisable options for the purchase of 57,500 shares of Common Stock pursuant to the 1995 Stock Option Plan.

(8) Including presently exercisable options for the purchase of 15,000 shares of Common Stock pursuant to the 1995 Stock Option Plan.

(9) Including presently exercisable options for the purchase of 35,000 shares of Common Stock pursuant to the 1995 Stock Option Plan and 55,577 shares of Common Stock pursuant to the 1987 Stock Option Plan.

(10) Mr. Nicholas Madonia owns 18,800 shares of Common Stock. Mr Madonia is the trustee of the Sentinel Charitable Remainder Trust ("Sentinel"),
30 Outwater Lane, Garfield, New Jersey, which is known to
Access to be the beneficial owner of more than five percent of the Common Stock. In addition to 1,544,799 shares of Common Stock held by Sentinel, Sentinel has an option to purchase until January 1, 1999, up to 500,000 units at $2.50 per unit. The units consist of 500,000 shares of Common Stock, 500,000 warrants with an expiration date of January 1, 2000 and an exercise price of $6.25 and 200,000 Warrants with an expiration date of January 1, 2000 and an exercise price of $2.50.

Mr. Madonia is also the trustee of the Century Charitable Remainder Trust, the Ocean Charitable Remainder Trust, the Lake Charitable Remainder Trust, the Beacon Charitable Remainder Trust, the Freedom Charitable Remainder
Trust, the Oak Charitable Remainder Trust and the Celestial Charitable Remainder Trust (together, the "Charitable Remainder Trusts"). The Charitable Remainder Trusts are known by Access to be the beneficial owners of an aggregate of 930,239 shares of Common Stock and as such Mr. Madonia, as trustee is deemed to be a beneficial owner of the securities held by them.
Mr. Madonia is also the trustee of the Blech Family Trust, beneficial owner of 2,923,891 shares of Common Stock, and as such may be deemed to be a beneficial owner of the securities held by it. Mr. Madonia disclaims beneficial ownership of all shares held by the trusts. The information set forth in this footnote is based on a Schedule 13D filed by Mr. Madonia on April 9, 1997.


                             PROPOSAL 2

                AMENDMENT OF 1995 STOCK OPTION PLAN

The Board of Directors of Access has authorized, subject to stockholder ratification, and only effective upon (i) the closing of the Offering (as defined below) and (ii) the effectiveness of the Recapitalization (as defined below), an amendment to the 1995 Stock Option Plan, as amended ("the Plan"), which would provide for the ability of the Compensation Committee to issue options to officers, directors, employees and consultants to purchase common stock of the Company in the aggregate amount equal to sixteen percent (16%) of the total outstanding shares of common stock of the Company immediately after the Recapitalization and the final closing of the Offering. Currently, the Plan authorizes the issuance of up to 2,000,000 shares of common stock.

The shareholders of the Company on April 14, 1998 approved a recapitalization of the Company (the "Recapitalization") through a one-for-twenty reverse stock split of the Company's Common Stock and a decrease in the number of authorized shares of Common Stock from 60.0 million, $.04 par value per share, to 20.0 million shares, $.01 par value per share, and a decrease of the authorized shares of preferred stock from 10.0 million to 2.0 million shares. The Company has not effected the Recapitalization as of the date of this proxy statement.

The Company has engaged an investment bank to assist the Company to raise a minimum of $2,800,000 and a maximum of $7,800,000 through a private placement of common stock at a proposed price of $.15 per share (the "Offering").
There can be no assurance that the Offering will be successful or that the terms of the Offering will not be required to be modified in order to effect a closing of the Offering.

The purpose of the Plan is to provide for the issuance of Access Common Stock to allow for grants to officers, directors, employees and consultants of the Company. As of April 1, 1998 there were options outstanding under the Plan to purchase an aggregate of approximately 615,000 shares of Access Common Stock. The Plan was adopted on January 25, 1996 and replaced the 1987 Stock Awards Plan. No further grants have been or can be made under the 1987 Stock Awards Plan. There are currently options outstanding under the Company's 1987 Stock Awards Plan to purchase an aggregate of approximately 1,028,745 shares of Access Common Stock.

Subject to the closing of the Offering and the effectiveness of the Recapitalization, the Board of Directors has authorized the cancellation of all options currently issued under the Plan (615,000 options as of the date of this proxy statement) in exchange for the grant of new options under the Plan, as amended, to officers, directors, employees and consultants of the Company in an amount that would equal 8% of the outstanding the shares of common stock of the Company immediately after the Offering and the Recapitalization, at an exercise price of $.15 per share.

All such new options would be subject to new vesting requirements commencing on the date of the grant. For example, after the Recapitalization and closing of the Offering, the total shares of common stock of the Company (i) outstanding, (ii) issuable under the Plan and (iii) subject to options granted under the Plan would be approximately as follows:


  Amount Raised      Total Shares      Options Issuable    Options Outstanding
  In the Offering     Outstanding       Under the Plan       Under the Plan
------------------   ------------    -------------------   -------------------
  $ 2,800,000           3,009,000           480,000              250,000
  $ 4,800,000           3,676,000           590,000              295,000
  $ 6,800,000           4,342,000           700,000              330,000

The Board of Directors believes that the proposed amendment to the Plan would put the Company in line with other biomedical companies at a similar stage of development as the Company with respect to the number of options issuable and outstanding under its stock option plans.

General. The Plan authorizes the granting of "incentive stock options" as defined in Section 422A of the Code and non-qualified stock options. See "Administration."

Securities Subject to the Plan and Market Value. Under the Plan, options may be granted covering up to an aggregate of 14,000,000 shares of Common Stock. The Plan provides for appropriate adjustments in the number and kind of shares subject to the Plan in the event of a stock split, stock dividend, or certain other similar changes in the Common Stock, and in the event of a reorganization, merger, consolidation or certain other types of recapitalization of the Company.

Eligibility to Participate. Any executive, other key employee or director of, or advisor or consultant to, the Company or of any of the Company's subsidiaries or parent corporation is eligible to be granted options under the Plan. No election by any such person is required to participate in the Plan.

Administration. The Plan is administered by a committee (the "Committee") consisting of two or more directors appointed by the Board, each of whom is a "disinterested person" as defined by Rule 16b-3 under the Exchange Act. The Committee is authorized to determine which employees of the Company are executive or other key employees and select from among the executive or other key employees and the advisors the individuals to whom options are to be granted, to determine the number of shares to be subject to such options, to determine the terms and conditions of the options, all consistent with the terms of the Plan.

Stock Options. The Committee in its discretion may issue stock options which qualify as incentive stock options under the Code nor non-qualified stock options. The Committee will determine the time or times when each stock option becomes exercisable, the period within which it remains exercisable and the price per share at which it is exercisable, provided that no incentive stock option shall be exercised more than ten years after it is granted and no other options shall be exercised more than ten years and one day after it is granted, and further provided that the exercise price of incentive stock options shall not be less than 100% of the fair market value of the Common Stock on the date of the grant. The reported closing price of the Common Stock on the OTC

Bulletin Board on April 1, 1998 was 0.25 per share.

Notwithstanding the above description, option grants to non-employee directors under the Plan will be made on a formula basis only, whereby each director of the Company will receive, upon her or his initial election or appointment to the Board, options exercisable for 30,000 shares of Common Stock and, will receive, each year she or he is on the Board, options exercisable for 6,667 shares of Common Stock.

Payment for shares purchased upon exercise of an option must be made in full in cash or check, by payment through a broker in accordance with Regulation T of the Federal Reserve Board or by such other mode of payment as the Committee may approve, including payment in whole or in part in shares of the Common Stock, when the option is exercised. No option is transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined by the Code or in Title I of the Employee Retirement Income Security Act of 1974, as amended.

All options granted under the Plan terminate on the earliest of (a) the expiration of the term specified in the option document, which may not exceed ten years from the date of grant; (b) the expiration of three months from the date an option holder's employment or service with the Company or its subsidiaries or parent terminates for any reason other than disability or death; (c) the expiration of one year from the date an option holder's employment or service with the Company, its subsidiaries or its parent terminates by reason of such option holder's disability or death. The Committee, in its discretion, may provide for additional limitations on the term of any option.

Tax Aspects of the Plan. The following discussion is intended to briefly summarize the general principles of federal income tax law applicable to options granted under the Plan. A recipient of an incentive stock option will not recognize taxable income under either the grant or exercise of an incentive stock option. The option holder will recognize long-term capital gain or loss on a disposition of the shares acquired upon exercise of an incentive stock option, provided the option holder does not dispose of those shares within two years from the date the incentive stock option was granted or within one year after the shares were transferred to such option holder. Currently, for regular federal income tax purposes, long-term capital gain on a sale of stock generally is taxed at a maximum rate of 20% or 28%, depending on the holding period, while ordinary income may be subject to a tax at a maximum rate of 39.6%. If the option holder satisfies requirements for capital gain treatment, then the Company will not be allowed a deduction by reason of the grant or exercise of an incentive stock option.

As a general rule, if the option holder disposes of the shares before satisfying both holding period requirements (a "disqualifying disposition"), the gain recognized by the option holder on the disqualifying disposition will be taxed as ordinary income to the extent of the difference between (i) the lesser of the fair market value of the shares on the date of exercise or the amount received for the shares in the disqualifying disposition, and
(ii) the adjusted basis of the shares, and the Company will be entitled to a deduction in that amount. The gain (if any) in excess of the amount recognized as ordinary income on a disqualifying disposition will be long-term or short-term capital gain, depending on the length of time the option holder held the shares prior to the disposition.

The amount by which the fair market value of a share at the time of exercise exceeds the option price will be included in the computation of such option holder's "alternative minimum taxable income" in the year the option holder exercises the incentive stock option. Currently, the maximum alternative minimum tax rate for individuals is 28%. If an option holder pays alternative minimum tax with respect to the exercise of an incentive stock option, then the amount of such tax paid will be allowed as a credit against regular liability in a subsequent year to the extent that the regular liability exceeds the alternative minimum tax liability for such subsequent year. The option holder's basis in the shares for purposes of the alternative minimum tax will be adjusted when income is included in alternative minimum taxable income.

A recipient of a non-qualified stock option generally will not recognize taxable income at the time of grant, and the Company will not be allowed a deduction by reason of the grant. Such an option holder will recognize ordinary income in the taxable year in which the option holder exercises the non-qualified stock option, in an amount equal to the excess of the fair market value of the shares received upon exercise, at the time of exercise of such options, over the exercise price of the option, and the Company will be allowed a deduction in that amount. Upon disposition of the shares subject to the option, an option holder will recognize long-term or short-term capital gain or loss, depending upon the length of time the shares were held prior to disposition, equal to the difference between the amount realized on disposition and the option holder's basis in a share subject to the option (which basis ordinarily is the fair market value of the shares subject to the option on the date the option was exercised).

UNLESS OTHERWISE INDICATED THEREON, THE ACCOMPANYING PROXY WILL BE VOTED FOR THE APPROVAL TO AMEND THE COMPANY'S 1995 STOCK OPTION PLAN AS DESCRIBED ABOVE. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT.


                               PROPOSAL 3

      RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors has appointed, subject to ratification by the stockholders at the Annual Meeting, the accounting firm of KPMG Peat Marwick LLP as principal independent accountants for the Company for the fiscal year ending December 31, 1998. KPMG Peat Marwick LLP has served in this capacity since 1979.

Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting and to be available to respond to appropriate questions concerning the 1997 audit. Such representatives will have the opportunity to make a statement if they desire to do so at the meeting and to respond to appropriate questions.

UNLESS OTHERWISE INDICATED THEREON, THE ACCOMPANYING PROXY WILL BE VOTED FOR THE APPROVAL OF KPMG PEAT MARWICK LLP. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS PRINCIPAL INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.


                                OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If (i) any matters not within the knowledge of the Board of Directors as of the date of this Proxy Statement should properly come before the meeting; (ii) a person not named herein is nominated at the meeting for election as a Director because a nominee named herein is unable to serve or for good cause will not serve;
(iii) any proposals properly omitted from this Proxy Statement and the form of proxy should come before the meeting; or (iv) any matters should arise incident to the conduct of the meeting, then the proxies will be voted in accordance with the recommendations of the Board of Directors of the Company.


             STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

The Annual Meeting of Stockholders in 1999 is expected to be held on or about June 11, 1999. Stockholder proposals to be considered for presentation to the Annual Meeting of Stockholders in 1999 must be received by the Board of Directors of the Company for inclusion in the Company's Proxy Statement and form of proxy relating to the 1999 Annual Meeting on or before January 1, 1999.

EACH STOCKHOLDER IS URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE PROVIDED FOR THAT PURPOSE AND ADDRESSED TO ACCESS PHARMACEUTICALS, INC. c/o AMERICAN STOCK TRANSFER & TRUST CO., 40 WALL STREET, 46TH FLOOR, NEW YORK, NEW YORK 10005, A PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.


                                       By Order of the Board of Directors,


                                       /s/ Herbert H. McDade, Jr.
                                       --------------------------
                                       Herbert H. McDade, Jr.
                                       Chairman of the Board of Directors

                      ACCESS PHARMACEUTICALS, INC.
       2600 Stemmons Freeway, Suite 176, Dallas, Texas 75207

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned having received the Notice of Annual Meeting of Stockholders and Proxy Statement dated May 6, 1998, and revoking any proxy heretofore given, hereby appoints each of Herbert H. McDade, Jr. and Kerry P. Gray or either of them, proxies of the undersigned with full power of substitution, to cumulate votes and to vote all shares of common stock of Access Pharmaceuticals, Inc. which the undersigned is entitled to vote at a Annual Meeting of Stockholders to be held June 12, 1998 at 10:00 a.m., at the Westchester Marriott, 670 White Plains Road, Tarrytown, New York 10591,
(914) 631-2200, or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the Proposal.

In their discretion, the Proxies are authorized to vote on any other matters which may properly come before the Annual Meeting or any adjournment thereof as set forth in the Proxy Statement.

             (continued, and to be signed on the reverse side)

SEE REVERSE SIDE
[ X ]  PLEASE MARK YOUR VOTE THIS WAY

 1. Election of Directors
                                         FOR    WITHHOLD AUTHORITY
                                         [  ]         [  ]
Cumulative Votes for one or more nominees as follows:
  ________  Herbert H. McDade, Jr.
  ________  Kerry P. Gray
  ________  J. Michael Flinn
(INSTRUCTION: To withhold authority to vote for any individual nominee, check the box to vote "FOR" all nominees and strike a line through the nominee's name above)

 2. Proposal to amend Company's
    1995 Stock Option Plan.              FOR     AGAINST    ABSTAIN
                                         [  ]      [  ]       [  ]
 3. Proposal to ratify and approve the
    appointment of KPMG Peat Marwick LLP
    as the Independent Public Accountants
    of the Company for the year ending
    December 31, 1998.                   FOR      AGAINST    ABSTAIN
                                         [  ]      [  ]        [  ]


PLEASE MARK, SIGN AND DATE BELOW AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Proxies will also be accepted by transmission of a telegram, cablegram or telecopy provided that such telegram, cablegram or telecopy contains sufficient information from which it can be determined that the transmission was authorized by the stockholder. Telegrams or cablegrams may be addressed to American Stock Transfer & Trust Co. ("American Stock Transfer") at the address appearing on the attached envelope. American Stock Transfer's telecopy number is (718) 234-2287.

Shares Held: ___________

THIS PROXY IS SOLICITED ON BEHALF OF ACCESS PHARMACEUTICALS, INC.'S BOARD OF DIRECTORS AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO EXERCISE.

Signature __________________   ________   ___________________________  _______
                                Date      Signature (if held jointly)   Date

NOTE:Please sign exactly as name appears hereon. Joint owners should each sign.
     When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.